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                         THRIFTY PAYLESS HOLDINGS, INC.
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


     1. PURPOSE OF THE PLAN. Under this Non-Employee Director Stock Option Plan (the "Director Plan") of Thrifty PayLess Holdings, Inc., a Delaware corporation (the "Company"), options may be granted to eligible persons, as set forth in Section 4, to purchase shares of the Company's Class B Common Stock, $.01 par value ("Common Stock"). This Director Plan is designed to promote the long-term growth and financial success of the Company by enabling the Company to attract, retain and motivate such persons by providing for or increasing their proprietary interest in the Company.

     2. EFFECTIVE DATE. This Director Plan shall be in effect commencing on March 19, 1996, subject to approval by the Company's stockholders. Options may not be granted more than ten years after the date of stockholder approval of this Director Plan or termination of this Director Plan by the Board of Directors of the Company (the "Board"), whichever is earlier.

     3. PLAN OPERATION. This Director Plan is intended to meet the requirements of Rule 16b-3(c)(2)(ii) adopted under the Securities Exchange Act of 1934 (or its successor) and accordingly is intended to be self-governing. To this end, this Director Plan requires no discretionary action by any administrative body with regard to any transaction under this Director Plan. To the extent, if any, that any questions of interpretation arise, these shall be resolved by the Board.

     4. ELIGIBLE PERSONS. The persons eligible to receive a grant of non-qualified stock options hereunder are any director of the Board who on the date of such grant is not an employee of the Company or a subsidiary of the Company. For purposes of this Section 4, a person shall not be considered an employee solely by reason of serving as Chairman of the Board.

     5. STOCK SUBJECT TO DIRECTOR PLAN. The maximum number of shares that may be subject to options granted hereunder shall be 250,000 shares of Common Stock, subject to adjustments under Section 6. Shares of Common Stock subject to the unexercised portions of any options granted under this Director Plan which expire, terminate or are canceled may again be subject to options under this Director Plan.

     6. ADJUSTMENTS. If the outstanding shares of stock of the class then subject to this Director Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends, spin-offs and the like, appropriate adjustments shall be made in the number and/or type of shares or securities for which options may thereafter be granted under this Director Plan and for which options then outstanding under this Director Plan may thereafter be exercised. Any such adjustments in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.


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     7.   STOCK OPTIONS.  Commencing on the date of each annual stockholder meeting held after January 1, 1997 at which such non-employee director has been elected or re-elected to the Board, such non-employee director will be automatically granted a non-qualified stock option to purchase 10,000 shares of Common Stock; provided that any non-employee directors on the date of the Company's initial public offering (the "IPO") that are Class B directors shall receive an initial grant of 30,000 shares of Common Stock on the date of consummation of the IPO. A non-employee director who is first elected or appointed to the Board after January 1, 1997 other than at an annual meeting will also be automatically granted a non-qualified stock option to purchase 10,000 shares of Common Stock on the date of such election or appointment. The per share exercise price of each option will be equal to the current market price per share of Common Stock on the date of grant.

     The current market price per share of Common Stock on the date of grant shall be not less than the higher of (a) the Quoted Price per share for such stock on the business day immediately preceding the date of grant or (b) the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date of grant; provided that the current market price per share of Common Stock for grants of options upon consummation of the IPO shall be deemed to be the public offering price per share of Common Stock in the IPO. The "Quoted Price" of the Common Stock shall be the last reported sales price of the Common Stock as reported by NASDAQ, National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board shall determine the current market price on the basis of such information as it in good faith considers appropriate.

     Each option will have a term of ten years and shall become exercisable in full six months after the date of grant; PROVIDED, HOWEVER, that any options granted upon consummation of the IPO shall become exercisable in three equal installments on the first, second and third anniversaries of the date of grant; PROVIDED FURTHER, that all options shall become immediately exercisable upon the occurrence of or in connection with a Change in Control (as defined below); and PROVIDED FURTHER than no option may become exercisable under any circumstances (including upon a Change in Control) earlier than six months after the date of grant. If on any date upon which options are to be granted under this Director Plan the number of shares of Common Stock remaining available under the Director Plan are less than the number of shares required for all grants to be made on such date, then options to purchase a proportionate amount of such available number of shares of Common Stock shall be granted to each eligible non-employee director.

     A "Change in Control" shall be deemed to occur (i) on the first date on which any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) (other than the Principals and their Related Parties) either (a) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than


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50% of the voting power of the voting stock of the Company and by reason thereof such Person or group is entitled to elect a majority of the members of the Board of Directors of the Company or (b) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of the Company or (ii) upon the occurrence of a change in the composition of the Board of Directors of the Company such that a majority of the members of such Board of Directors are not Continuing Directors; PROVIDED, HOWEVER, that in the case of either clause (i) or clause (ii), a Change in Control shall not be deemed to have occurred if the event shall have been approved prior to the occurrence thereof by a majority of the Continuing Directors who shall then be members of such Board of Directors.

     "Acquiring Person" means any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) (other than the Principals and their Related Parties) who is or becomes the beneficial owner, directly or indirectly, of shares representing 20% or more of the outstanding Stock.

     "Affiliate" or "Associate" shall have the meanings set forth as of March 19, 1996, in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     "Continuing Director" means any member of the Board while such person is a member of the Board, who is not an Affiliate or Associate of an Acquiring Person or of any such Acquiring Person's Affiliates or Associates and was a member of the Board prior to the time when such Acquiring Person became an Acquiring Person, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any Affiliate or Associate of such Acquiring Person and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

     "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal" means Green Equity Investors, L.P. or Kmart Corporation, a Michigan corporation.

     "Related Party" means (x) with respect to any Principal (A) any controlling stockholder, 80% (or more) owned subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or any Related Party of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons individually holding 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause and (y) with respect to Green Equity Investors, L.P. only, in addition to the foregoing, any partnership of which Leonard Green & Partners, L.P. is the sole general partner.


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     8.   DOCUMENTATION OF GRANTS.  Awards made under this Director Plan shall be evidenced by written agreements or such other appropriate documentation as the Board shall prescribe. The Board need not require the execution of any instrument or acknowledgment of notice of an award under, this Director Plan, in which case acceptance of such award by the respective optionee will constitute agreement to the terms of the award.

     9. NONTRANSFERABILITY. Any option granted under this Director Plan shall by its terms be nontransferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the optionee's lifetime, only by the optionee.

     10. AMENDMENT AND TERMINATION. The Board may alter, amend, suspend, or terminate this Director Plan, provided that no such action shall deprive any optionee, without his or her consent, of any option granted to the optionee pursuant to this Director Plan or of any of his or her rights under such option and PROVIDED FURTHER that the provisions of this Director Plan designating persons eligible to participate in the Director Plan and specifying the amount, exercise price and timing of grants under the Director Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee
Retirement Income Security Act, or the rules thereunder.

     11. TERMINATION OF DIRECTORSHIP. Notwithstanding Section 7 above, all options granted hereunder which have vested and are held by non-employee directors as of the date of cessation of service as a director may be exercised by the non-employee director or his or her heirs or legal representatives until the earlier of the tenth anniversary of the date of grant or the expiration of ninety days after the date of cessation of such service. Any options which are not vested as of the date of cessation of such director's service as a director may not be exercised.

     12. MANNER OF EXERCISE. All or a portion of an exercisable option shall be deemed exercised upon delivery to the Secretary of the Company at the Company's principal office all of the following: (i) a written notice of exercise specifying the number of shares to be purchased signed by the non-employee director or other person then entitled to exercise the option, (ii) full payment of the exercise price for such shares by any of the following or combination thereof (a) cash, (b) certified or cashier's check payable to the order of the Company, or (c) the delivery of whole shares of the Company's Common Stock owned by the option holder and valued at the closing market price on the business day prior to the date of exercise, (iii) such representations and documents as the Board, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations,
(iv) in the event that the option shall be exercised by any person or persons other than the non-employee director, appropriate proof of the right of such person or persons to exercise the option, and (v)


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such representations and documents as the Board, in its sole discretion, deems necessary or advisable.

     13. COMPLIANCE WITH LAW. Common Stock shall not be issued upon exercise of an option granted under this Director Plan unless and until counsel for the Company shall be satisfied that any conditions necessary for such issuance to comply with applicable federal, state or local tax, securities or other laws or rules or applicable securities exchange requirements have been fulfilled.

     14. MISCELLANEOUS. All references to numbers of shares of Common Stock in this Director Plan are after giving effect to the Company's contemplated 6-for-1 Stock Split, expected to occur in connection with the Company's initial public offering of Common Stock.


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     IN TESTIMONY WHEREOF, Thrifty PayLess Holdings, Inc. has executed this
Director Plan by its officers thereunto duly authorized.

     THRIFTY PAYLESS HOLDINGS, INC.




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